INDENTURE, dated as of December 29, 1994, between Kash n' Karry Food Stores, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 6422 Harney Road, Tampa, Florida 33610, telephone number (813) 621-0200, telecopier number (813) 626-9550, and Shawmut Bank Connecticut, N.A., as Trustee (herein called the "Trustee").

                                  RECITALS

     On November 9, 1994, the Company filed for protection under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware. On December 12, 1994, the United States Bankruptcy Court for the District of Delaware entered an order confirming the Plan of Reorganization, dated as of December 12, 1994, of the Company filed in the United States Bankruptcy Court for the District of Delaware in respect of Case No. 94-1082 (HSB) (the "Plan"), which provides for the issuance of the Notes (as hereinafter defined).

     The Company has duly authorized the creation of an issue of 11.5% Senior Fixed Rate Notes due 2003 (herein called the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company as duly authorized the execution and delivery of this Indenture.

     All things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

                    NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:


                                      ARTICLE ONE

                DEFINITIONS AND OTHER PROVISIONS  OF GENERAL  APPLICATION

          Section 101.   Definitions.

                    For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                         (1) the terms defined in this Article have the meanings assigned to them in this Article, the singular includes the plural and the plural includes the singular;

                    (2)  all other terms used herein that are-
           defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                         (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

                         (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "Acceleration Notice" has the meaning specified in Section 502.

                    "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or assumed in connection with the acquisition of assets from such Person other than Indebtedness incurred in connection with, or in contemplation of, (i) such Person becoming a Subsidiary of the Company or (ii) such acquisition of assets.

                    "Act", when used with respect to any Holder, has the meaning specified in Section 104.

                    "Affiliate" of any specified Person means any other
          Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                    "Asset Sale" means any conveyance, transfer or lease to a Person other than the Company or any Subsidiary thereof, directly or indirectly, in any consecutive 12-month period, in one or a series of related transactions, of (i) any capital stock of any Subsidiary of the Company; (ii) all or substantially all of the properties and assets of any division or line of business of the Company and its Subsidiaries taken as a whole; or (iii) any other properties and assets of the Company or any Subsidiary thereof, other than in the ordinary course of business, the gross proceeds of which accounted for 15% or more of the book value of the total assets of the Company and its Subsidiaries on a consolidated basis as set forth in the most recent set of financial statements of the Company supplied pursuant to Section 704 preceding the date as of which such determination is made. For the purposes of this definition, the term "Asset Sale" shall not include any consolidation, merger, conveyance, transfer or lease of properties and assets of the Company substantially as an entirety that is permitted by Article Eight.

                    "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate the Notes.

                    "Bank Credit Agreement" means (i) until clause (ii) below shall become applicable in accordance with its terms, the Credit Agreement dated as of December 29, 1994 among the Company, the financial institutions from time to time parties thereto as Banks, and The CIT Group/Business Credit, Inc., as Administrative Agent, and Bank of America National Trust and Savings Association, as Co-Agent for such Banks, as such Credit Agreement may from time to time be amended, renewed, supplemented or otherwise modified in accordance with the terms thereof, or (ii) after the agent under the Bank Credit Agreement or under any successor agreement to such agreement shall have acknowledged, in writing, that all principal, interest and commitment or similar fees owing under such agreement have been paid in full, any successor thereto or replacement thereof (as designated by a duly adopted Board Resolution), as each such successor or replacement may from time to time be amended, renewed, supplemented or otherwise modified in accordance with the terms thereof.

                    "Bank Credit Agreement Indebtedness" means all indebtedness at any time outstanding or arising under or with respect to the Bank Credit Agreement, including (without limitation) Bank Loans and Letter of Credit Liability.

          "Bank Loans" means borrowings under the Bank Credit Agreement.

                    "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

                    "Banks" means the financial institutions and Persons, whether or not they are banks, which are or from time to time become holders of Bank Credit Agreement Indebtedness.

                    "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

                    "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                    "Bondholder Committee" means the unofficial committee of holders of the Old Notes, which committee participated in the negotiation of the terms of the Plan.

                    "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institu-tions in the City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.
                    "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purposes hereof, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

                    "Cash Equivalents" means money, checks, demand deposit accounts and other instruments or investments of equivalent liquidity and safety.

                    "Change of Control" has the meaning specified in Sec-tion 1109.

                    "Change of Control Notice" has the meaning specified in
          Section 1109.

                    "Change of Control Purchase Date" has the meaning specified in Section 1109.

                    "Change of Control Purchase Notice" has the meaning specified in Section 1109.

                    "Change of Control Purchase Price" has the meaning specified in Section 1109.

                    "Commission" means the Securities and Exchange Commis-sion, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                    "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

                    "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                    "Consolidated Interest Expense" of any Person means, for any period, the sum (without duplication) of the aggregate of the interest expense of such Person and its consolidated Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, including but not limited to the interest portion of Capitalized Lease Obligations and amortization of original issue discount but excluding amortization of debt issuance cost.

                    "Consolidated Net Income" of any Person means, for any period, the consolidated net income of such Person and its consolidated Subsidiaries for such period, as determined in accordance with GAAP, adjusted by excluding (a) any gain or loss realized upon the termination of any employee pension plan, (b) net extraordinary gains or net extraordinary losses, as the case may be, and (c) net gains or losses in respect of dispositions of assets other than in the ordinary course of business.

                    "Consolidated Net Loss" of any Person means, for any period, the consolidated net loss of such Person and its consolidated Subsidiaries for such period, as determined in accordance with GAAP, adjusted by excluding (a) any gain or loss realized upon the termination of any employee pension plan, (b) net extraordinary gains or net extraordinary losses, as the case may be, and (c) net gains or losses in respect of dispositions of assets other than in the ordinary course of business.

                    "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person and its consoli-dated Subsidiaries, as determined in accordance with GAAP.

                    "Consolidated Non-cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Subsidiaries for such period, as determined in accordance with GAAP.

                    "Consolidated Tax Expense" of any Person means, for any period, the aggregate of the tax expense of such Person and its consolidated Subsidiaries for such period, as determined in accordance with GAAP.

                    "Corporate Trust Office" means the principal office or offices of the Trustee at which at any particular time its corporate trust business shall be principally administered, which, as of the date of this Indenture, is located at 777 Main Street, Hartford, Connecticut 06115.

                    "Corporation" means a corporation, association, company, joint-stock company or business trust.

                    "Cumulative Net Available Cash" of any Person means (1) the sum (without duplication) of (i) 50% of Consolidated Net Income of such Person accrued during the Reference Period (less any previous Restricted Payments and 100% of any Consolidated Net Loss of such Person) plus (ii) all Consolidated Non-cash Charges deducted in computing Consolidated Net Income (or Consolidated Net Loss, as the case may be) of such Person during the Reference Period plus (iii) the aggregate net proceeds (other than with respect to sales to Subsidiaries of such Persons), including cash and the fair market value of property other than cash, received by such Person during the Reference Period from the issuance of capital stock (other than redeemable stock and other than stock issued by the Company pursuant to the Plan) or debt securities (other than the Company's 14% Subordinated Debentures due February 1, 2001) that have been converted into capital stock (other than redeemable stock) other than amounts used to retire or acquire capital stock or Subordinated Debt, less (2) the sum (without duplication) of (i) all capital expenditures (other than with the Net Cash Proceeds from Asset Sales) for any property made by such Person and its Subsidiaries during the Reference Period, (ii) the change (which will be added to the amounts in (i) and (iii) of this clause (2) if an increase, but subtracted therefrom if a decrease) in Working Capital at the end of the Reference Period compared to Working Capital at January 29, 1995 and (iii) the sum (without duplication) of all payments of principal of Indebtedness of such Person or any Subsidiary thereof other than the Notes actually made during the Reference Period, excluding payments under the Revolving Credit Loans but only to the extent the Banks' revolving loan commitments under the Bank Credit Agreement shall not have been reduced on or after the date hereof in connection with such payments.

                    "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

                    "Defaulted Interest" has the meaning specified in Section
          307.

          "Deficiency" has the meaning specified in Section 1013.

                    "Effective Date" means the date on which the Plan becomes effective.

                    "Event of Default" has the meaning specified in Article
          Five.

                    "Excess Proceeds" has the meaning specified in Section
          1013.

                    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                    "Fixed Charge Coverage Ratio" of any Person means, for any period, the ratio of (a) the sum of Consolidated Net Income of such Person for such period plus Consolidated Interest Expense, Consolidated Tax Expense and Consolidated Non-cash Charges of such Person deducted in computing Consolidated Net Income of such Person for such period, to (b) Consolidated Interest Expense of such Person for such period; provided, that in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

                    "GAAP" means generally accepted accounting principles as in effect in the United States on the date of the relevant computation, consistently applied.

                    "Guarantee" has the meaning set forth in Section 1014 hereof.

                    "Holder" means a Person in whose name a Note is regis-tered in the Note Register and, when used with respect to any Note or Notes, means the Person or Persons in whose name such Note is, or Notes are, registered in the Note Register.

                    "Incur" means, directly or indirectly, to create, incur, assume, guarantee or otherwise become liable for any obligation of any kind whatsoever; "incurrence" has a correlative meaning.

                    "Indebtedness" means, without duplication (a) any liability of any Person, to the extent it would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP (i) for borrowed money,
          (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (iii) for the payment of money relating to a Capitalized Lease Obligation; (b) any liability of any Person under any reimbursement obligation relating to a letter of credit; (c) any liability of others described in the preceding clauses (a) and (b) that the Person has guaranteed or that is otherwise its legal liability; and (d) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a), (b) and (c), above.

                    "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

                    "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

                    "Interest Rate Protection Obligations" means, with respect to any Person, any obligation of such Person pursuant to any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a floating or fixed rate of interest on the same notional amount.

                    "Investment" means, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, of any other Person, and any direct or indirect loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, advances to employees and similar items made or incurred in the ordinary course of business), or capital contribution by such Person to any other Person, including all Indebtedness and accounts owed by that other Person which are not current assets or did not arise from sales of goods or services to that person in the ordinary course of business. The amount of any investment shall be determined in conformity with GAAP.

                    "Investment Cash Equivalents" means (i) U.S. Government Obligations maturing within one year after the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 90 days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's") (or, if at any time neither S&P nor Moody's shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Trustee) and not listed in Credit Watch published by S&P; (iii) commercial paper, other than commercial paper issued by the Company or any of its Affiliates, maturing no more than 90 days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then the highest rating from other nationally recognized rating services acceptable to the Trustee); (iv) domestic and Eurodollar certificates of deposit or time deposits or bankers' acceptances maturing within 90 days after the date of acquisition thereof issued by any commercial bank (including the Trustee and its affiliates) organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 and (v) repurchase agreements and reverse repurchase agreements with any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 or with any Bank which is a party to the Bank Credit Agreement relating to U.S. Government Obligations; provided, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy-Repurchase Agreements of Depository Institutions with Securities Dealers and Others as adopted by the Comptroller of the Currency on October 31, 1985.

                    "Letter of Credit Liability" means the Letter of Credit Liability as defined in and under the Bank Credit Agreement as originally executed or any similar letter of credit reimbursement obligations, whether or not contingent, under the Bank Credit Agreement.

                    "Material Subsidiary" means, at any time, any Subsidiary of the Company that, together with the Subsidiaries of such Subsidiary, (a) accounted for more than 5% of the consolidated revenues of the Company and its Subsidiaries for the most recently completed fiscal year of the Company or (b) was the owner of more than 5% of the consolidated assets of the Company and its Subsidiaries at the end of such fiscal year, all as shown on the consolidated financial statements of the Company and its Sub-sidiaries for such fiscal year.

                    "Maturity", when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, required repurchase or otherwise.

                    "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary thereof) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is required in connection with such Asset Sale, and (iv) appropriate amounts to be provided by the Company or any Subsidiary thereof, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary thereof, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

                    "New Notes" means, collectively, the Notes and the Senior Floating Rate Notes.

                    "Note Register" and "Note Registrar" have the respective meanings specified in section 305.

                    "Notes" has the meaning specified in the second recital of this Indenture, and includes the Secondary Notes.

          "Offer" has the meaning specified in Section 1013.

          "Offered Price" has the meaning specified in Section 1013.


                    "Officers' Certificate" means a certificate which complies with Section 102 and which is signed by the Chairman of the Board, the President, a Vice President or the Treasurer, and by the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

                    "Old Notes" means, collectively, the Company's 12 3/8% Senior Notes due 1999, the Company's Senior Floating Rate Notes due August 2, 1996 and the Company's 14% Subordinated Debentures due February 1, 2001.

                    "Opinion of Counsel" means a written opinion, which complies with Section 102, of legal counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Trustee.

                    "Original Stockholder" means any member of (x) any group consisting of members of the Board of Directors or (y) the Bondholder Committee or any other group of Holders consisting in whole or in part of members of the Bondholder Committee.

                    "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

                             (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

           (ii) Notes, or portions thereof, for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided, that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; provided, further, that if for any reason the Company shall default in the payment of the Redemption Price and accrued interest, such Notes will be deemed Outstanding; and

           (iii) Notes which have been replaced or paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

          provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company, or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

                    "Paying Agent" means any Person authorized by the Company pursuant to this Indenture to pay the principal of, premium (if any) or interest on, any Notes on behalf of the Company, which term may include the Company.

          "Permitted Indebtedness" means:

                    (a) Indebtedness of the Company or any Subsidiary thereof (excluding Bank Loans and Letter of Credit Liability), outstanding at the time of, and after giving effect to, the initial issuance of the Notes.

                    (b) Indebtedness of the Company evidenced by the Notes (including, without limitation, Indebtedness evidenced by additional Notes issued in accordance with the provisions hereof (including, without limitation, Secondary Notes)).

                    (c) Indebtedness of the Company evidenced by the Senior Floating Rate Notes.

                    (d) Bank Loans and Letter of Credit Liability, in an aggregate principal amount at any one time outstanding, not to exceed the sum of (i) $125,000,000 less the aggregate principal amount of Bank Loans and Letter of Credit Liability actually paid on or after the date hereof, but without deduction for payments under the Revolving Credit Loans or in respect of Letter of Credit Liability except to the extent the Banks' revolving loan commitments or commitments to extend or participate in letters of credit under the Bank Credit Agreement shall have been reduced on or after the date hereof in connection with such payments, minus
          (ii) the aggregate principal amount of commercial paper outstanding under clause (f) below less such aggregate principal amount that is supported by letters of credit issued for the account of the Company under and pursuant to the Bank Credit Agreement.

                    (e) Indebtedness of the Company either (i) arising out of sale and leaseback transactions or (ii) bearing a fixed rate of interest for a term of not less than ten years and secured by stores and other real property owned by the Company; provided, that the aggregate principal amount of such Indebtedness at any one time outstanding shall not exceed the sum of $25,000,000 plus the amount of such In- debtedness outstanding on the Effective Date.

          (f)  Indebtedness of the Company evidenced by commercial paper.

                    (g) Interest Rate Protection Obligations to the extent that the notional principal amount thereof does not exceed the aggregate amount of Indebtedness referred to in clauses (c) and (d) above.

                    (h) Indebtedness of the Company or any Subsidiary thereof, the proceeds of which are used to pay Store Opening Costs in connection with the opening or acquisition of Permitted Stores.

                    (i) Indebtedness of the Company or any Subsidiary thereof evidenced by promissory notes representing the Company's or such Subsidiary's obligations under casualty insurance policies to reimburse the issuing casualty insurance companies for claims against the Company or such Subsidiary paid by such insurance companies.

                    (j) Indebtedness of the Company or any Subsidiary thereof in respect of performance or surety bonds provided by the Company or such Subsidiary in the ordinary course of business.

                    (k) Indebtedness of the Company or any Subsidiary thereof for reimbursement of payments made under commercial documentary letters of credit issued for the account of the Company or such Subsidiary in the ordinary course of business, having expiry dates not more than one year after the date of issuance, and issued for the purpose of financing the purchase of goods.

                    (l) Indebtedness of the Company constituting obligations of the Company to redeem shares, or cancel options to purchase shares, of the Company's capital stock under the terms and conditions of management equity subscription agreements and management stock option agreements.

                    (m) Indebtedness of the Company or any Subsidiary thereof represented by or in respect of industrial revenue or development bonds not to exceed an aggregate principal amount at any one time outstanding of $5,000,000.

                    (n) Indebtedness of (i) any Subsidiary of the Company to the Company or any other Subsidiary of the Company or (ii) the Company to any Subsidiary thereof.

                    (o) Indebtedness of the Company (which may be Bank Credit Agreement Indebtedness), in addition to that described in clauses (a) through (n) above; provided, that the aggregate principal amount of such Indebtedness at any one time outstanding shall not exceed the sum of $25,000,000 plus the amount of such Indebtedness outstanding on the Effective Date.

                    (p) All renewals, extensions, substitutions, refinancings or replacements (collectively, "refinancings") of any Indebtedness described in clauses (a) through (m) and (o) above, including replacements with creditors other than the Banks (or successive refinancings) so long as any such refinancing does not result in an increase of the amount of such Indebtedness and, in the case of refinancings of Subordinated Debt, such Indebtedness
          (i) is Subordinated Debt containing subordination provisions no less favorable to the Holders than the subordination provisions of the Indebtedness being refinanced, (ii) does not require principal repayments or sinking fund payments to be made prior to the Stated Maturity of any payments of principal of the Notes and (iii) otherwise conforms to the requirements hereof. For the purpose of determining at any time the Indebtedness that is permitted to be incurred pursuant to any of the foregoing clauses (each, the "specified clause"), there shall be included in each specified clause: (x) all then outstanding Indebtedness that has been incurred pursuant to such specified clause and (y) all then outstanding Indebtedness incurred pursuant to this clause (p) to refinance Indebtedness incurred pursuant to such specified clause and all then outstanding subsequent refinancings thereof.

                    No limitation contained in the foregoing clauses (a) through (p) shall prohibit the Company from incurring Indebtedness pursuant to any other such clause.

                    "Permitted Stores" means (a) during the period from the date hereof through August 2, 1998, seven stores and (b) thereafter, an average of no more than four stores per year during each three-year period ending on the last day of each fiscal year of the Company, with the first such three-year period ending on July 29, 2001.

                    "Person" means any individual, corporation, partnership joint venture, trust, unincorporated organization or any other entity, or any government or any agency or political subdivision thereof.

          "Plan" has the meaning specified in the first recital of this Indenture.

                    "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for a mutilated security or in lieu of a destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

                    "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                    "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture, including as applicable and without duplication, any accrued interest due upon such redemption pursuant to the terms of this Indenture.

                    "Reference Period" means, with respect to any Restricted Payment, the period from the Effective Date through the end of the last full fiscal quarter immediately preceding the date of such Restricted Payment (taken as one accounting period).

                    "Regular Record Date" for the interest payable on any Interest Payment Date means the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                    "Responsible Officer", when used with respect to the Trustee, means any officer assigned to the Corporate Trust Office and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Payments" has the meaning specified in Section 1010.

          "Retirement" has the meaning specified in Section 1010.

                    "Revolving Credit Loans" means the Revolving Credit Loans (as defined in the Bank Credit Agreement), or any similar revolving credit facility or swing line facility under the Bank Credit Agreement.

          "Secondary Notes" has the meaning specified in Section 303.

                    "Securities" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing.

                    "Senior Floating Rate Notes" means the Senior Floating Rate Notes due 2003, created and issued by the Company pursuant to the Senior Floating Rates Notes Indenture.

                    "Senior Floating Rate Notes Indebtedness" means the Indebtedness of the Company on the Senior Floating Rate Notes.

                    "Senior Floating Rate Notes Indenture" means the Indenture, dated as of the Effective Date, as such indenture may from time to time be amended, renewed, supplemented or otherwise modified, between the Company and IBJ Schroder Bank & Trust Company, as Trustee.

          "Special Record Date" has the meaning specified in Section 307. any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

                    "Store Opening Costs" means the costs and expenses (including, without limitation, capitalized interest) incurred by the Company in connection with (i) the opening of a new store, including the purchase price or lease expense with respect to the real property on which such store is located and the costs of furniture, fixtures, equipment and inventory used in connection with such store, or (ii) the acquisition of the fee or leasehold interest in the real property on which an existing store is located, together with the costs of furniture, fixtures, equipment and inventory used in connection with such acquired store.

                    "Subordinated Debt" means Indebtedness that ranks junior or is expressly subordinate in right of payment to the Notes upon terms substantially in the form of Exhibit A attached hereto, provided, however, that the definition of "Senior Debt" for the purposes of such Indebtedness may include Indebtedness other than the New Notes.

                    "Subsidiary" of any Person means (i) a corporation a majority of the Voting Stock of which is at the time owned, directly or indirectly, by such Person or by one or more other Subsidiaries, or by such Person and one or more other Subsidiaries or (ii) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, has the power to elect or direct the election of at least a majority of the persons comprising the governing body of such Person.

                    "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                    "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, until such time as this Indenture is qualified under such Act, and thereafter means such Act as in force at the date on which this Indenture is so qualified, in each case except as provided in
          Section 905.

                    "U.S. Government Obligations" means direct noncallable obligations of, or non-callable obligations guaranteed by, the United States of America or any agency thereof for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

                    "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                    "Working Capital" (which may be a positive or negative amount) means the consolidated current assets (excluding cash and Cash Equivalents) of the Company less the consolidated current liabilities of the Company (excluding the current portion of Indebtedness under the Bank Credit Agreement and of long-term debt).

          Section 102.   Compliance Certificates and Opinions.

                    Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such applica- tion or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                    Every certificate or opinion rendered by or on behalf of the Company with respect to compliance with a condition or covenant provided for in this Indenture shall include:

           (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

           (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certifi- cate or opinion are based;

           (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          Section 103.   Form of Documents Delivered to Trustee.

                    In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                    Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                    Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Section 104.   Acts of Holders.

                    (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instru- ment or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 104.

                    (b) The fact and date of the execution by any person of any such instrument or writing shall be established in any reasonable manner which the Trustee deems sufficient, which shall include but not be limited to, notarization of such instrument.

          (c)  The ownership of Notes shall be proved by the Note Register.

                    (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                    (e) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to sign any instrument evidencing or embodying an Act of Holders. If a record date is fixed, those Persons who were Holders at such record date (or their duly appointed agents), and only those Persons, shall be entitled to sign any such instrument evidencing or embodying an Act of Holders or to revoke any such instrument previously signed, whether or not such Persons continue to be Holders after such record date.

          Section 105.   Notices, Etc., to Trustee and the Company.

                    Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

           (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and hand delivered, mailed first-class postage prepaid, sent by telecopier or delivered by recognized overnight courier to or with the Trustee at its corporate trust office, located at 777 Main Street, Hartford, Connecticut 06115, Attention:
          Corporate Trust Administration, or at any other address previously furnished in writing to the Holders, the Company or any other obligor of the Notes by the Trustee, or

           (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and hand delivered, mailed first-class postage prepaid, sent by telecopier or delivered by recognized overnight courier to the Company, addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company, in any case, Attention:
          President.

                    All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, registered or certified with postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Section 106.   Notice to Holders; Waiver.

                    Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and hand delivered, mailed first-class postage prepaid, sent by telecopier or delivered by recognized overnight courier to each Holder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                    In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail as may be required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall, under such circumstances, be deemed to be a sufficient giving of such notice.

          Section 107.   Conflict with Trust Indenture Act.

                    If any provision hereof limits, qualifies or conflicts with the duties imposed by the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the imposed duties shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

          Section 108.   Effect of Headings and Table of Contents.

                    The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 109.   Successors and Assigns.

                    All covenants and agreements in this Indenture by the Company and any other obligor of the Notes shall bind its successors and assigns, whether so expressed or not.

          Section 110.   Separability Clause.

                    In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 111.   Benefits of Indenture.

                    Nothing contained in this Indenture or in the Notes, expressly or impliedly, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          Section 112.   Governing Law.

                    THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CON- FLICTS OF LAWS THEREOF.

          Section 113.   Legal Holidays.

                    In any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal of, or premium (if any) or interest on, the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Maturity or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be, if such payment is made on the next succeeding Business Day.

          Section 114. Incorporators, Stockholders, Officers and Directors of the Company Exempt from Individual Liability.

                    No recourse under or upon any obligation, covenant or agreement of this Indenture or any indenture supplemental hereto or of any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation to the Company, either directly or through the Company, or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or of any such successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom are hereby expressly waived and released as a condition of, and as consideration for, the execution of this Indenture and the issue of such Notes.

          Section 115.   Counterparts.

                    This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                                       ARTICLE TWO

                                     FORMS OF NOTES

          Section 201.   Forms Generally.

                    The Notes and the Trustee's certificates of authentication thereon shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

                    The definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods on engraved steel borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution thereof.

          Section 202.   Form of Face of Note.

                    KASH N' KARRY FOOD STORES, INC. 11.5% Senior Fixed Rate
                                         Notes due 2003

          No. ____                                              $__________

                    Kash n' Karry Food Stores, Inc., a Delaware corporation (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value
          received, hereby promises to pay to                             ,
          or registered assigns, the principal sum of Dollars on February 1, 2003, and to pay interest thereon from December 29, 1994 or from the most recent Interest Payment Date to which interest has been paid semi-annually on February 1 and August 1 in each year, commencing August 1, 1995, at the rate of 11.5% per annum, until the principal hereof is paid or made available for payment. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                    The interest so payable on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business
          Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid will forthwith cease to be payable to the Holder so registered on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                    On or prior to February 1, 1996, the Company may, at its option and in its sole discretion, in lieu of paying interest in cash, issue additional Notes (the "Secondary Notes") in an aggregate principal amount equal to the amount of cash interest due and payable on any Interest Payment Date, provided that the Company may not issue Secondary Notes in lieu of paying interest in cash if an Event of Default, or an event or condition which with notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing immediately prior to or as a result of such issuance of Secondary Notes. In any such case, the Trustee or any Authenticating Agent (upon Company Order given not less than 5 nor more than 45 Business Days prior to such Interest Payment Date) shall authenticate for original issue Secondary Notes in an aggregate principal amount equal to the amount of cash interest due and payable on such Interest Payment Date. Such Company Order shall specify the amount of the Notes to be authenticated and the date on which such Secondary Notes are to be authenticated. Each issuance of Secondary Notes in lieu of payment of interest in cash shall be made pro rata with respect to the outstanding Notes; provided, however, that the Company may at its option pay cash in lieu of issuing Secondary Notes in any denomination of less than $100.

                    Subject to the provisions of the immediately preceding paragraph, payment of the principal of, premium, if any, and interest on, and the Change of Control Purchase Price, if any, and Redemption Price with respect to, this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York or at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register. Notwithstanding the foregoing, at the option of any Holder of at least $1,000,000 aggregate principal amount of Notes upon written notice to the Company at least 30 days prior to the respective payment date, but subject to the immediately preceding paragraph, payments of principal, premium, if any, and interest will be made by wire transfer to an account within the United States maintained by such Holder with a bank which is a member of the Federal Reserve System.

                    Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                    Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or by the Authenticating Agent appointed as provided in the Indenture, by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

          Dated:

          KASH N' KARRY FOOD STORES, INC.



                    By_________________________________ [SEAL] Attest:



          ____________________________
          Authorized Signatory

          Section 203.   Form of Reverse of Note.

                    This Note is one of a duly authorized issue of Notes of the Company designated as its 11.5% Senior Fixed Rate Notes due 2003 (herein called the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $135,000,000 issued and to be issued under an Indenture, dated as of December 29, 1994 (herein called the "Indenture"), between the Company and Shawmut Bank Connecticut, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

          The Notes are general unsecured obligations of the Company.

                    If at any time either (a) any person or any persons acting together (excluding the Original Stockholders) that constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, shall beneficially own at least 50% of the total voting stock of the Company or (b) any person or any persons acting together (excluding the Original Stockholders) that constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company to constitute a majority of the Board of Directors of the Company (each, a "Change of Control"), then the Company shall make an offer to repurchase any or all of the Outstanding Notes at a price, payable in cash, in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date (the "Change of Control Purchase Price") in accordance with the procedures set forth in the Indenture; provided that such repurchase shall be conditioned upon receipt by the Company of the Notes representing at least 50% of the aggregate principal amount of the Outstanding Notes.

                    The Notes are subject to redemption upon not less than 30 nor more than 60 days' notice by first-class mail, at any time, as a whole or in part, at the election of the Company, at 100% of the principal amount thereof together, in the case of any such redemption, with accrued and unpaid interest, if any, to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.

                    In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof, if any, will be issued in the name of the Holder hereof upon the cancellation hereof. Notes may be redeemed in part in integral multiples of $1,000 only. The Notes to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price herein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Notes shall cease to bear interest.

                    If, at any time prior to maturity hereof, the Company engages in an Asset Sale which results in Excess Proceeds, then at the option of the Holder, this Note shall be subject to repurchase by the Company out of such Excess Proceeds pursuant to the Indenture.

                    If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                    The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and the Notes and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or other obligor of the Notes, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

                    As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York or at any other office or agency maintained by the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar, duly executed by the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                    The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof, provided, however, that if the Company elects to pay interest to the Holder hereof by issuing Secondary Notes and the amount of such interest is not an integral multiple of $1,000, the Company may issue to the Holder hereof a Secondary Note in a denomination of less than $1,000 and in a principal amount equal to the excess of the amount of such interest over an integral multiple of $1,000, and provided further that if the aggregate principal amount of Notes to be issued to any beneficial holder of the Company's 12 3/8% Senior Notes due 1999 or the Company's Senior Floating Rate Notes due August 2, 1996 on December 29, 1994, pursuant to the Plan (whether on account of interest accrued thereon at the contract rate from February 3, 1994 and February 2, 1994, respectively, through but not including November 9, 1994, or on account of an election of such holder to receive both Notes and Senior Floating Rate Notes, or both) is not an integral multiple of $1,000, the Company may issue to such beneficial holder a Note in a denomination of less than $1,000 and in a principal amount equal to the excess of such aggregate principal amount over an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by a Holder surrendering the same.

                    No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                    Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not any amount due in respect of this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                    All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          Section 204.   Form of Trustee's Certificate of Authentication.


                    Certificate of Authentication

                    This is one of the 11.5% Senior Fixed Rate Notes due 2003 referred to in the within-mentioned Indenture.

          Dated:                                             ,  as Trustee
                    By_________________________  Authorized Signatory

          Section 205.   Form of Assignment.

          To assign this Note, fill in the form below:

          I or we assign and transfer this Note to:

                    -------------------------- :                        :
          -------------------------- (Insert assignee's social security or tax ID no.) _____________________________________
          _____________________________________
          _____________________________________ (Print or type assignee's name, address and zip code)

          and irrevocably appoint
          _____________________________________
          _____________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

          Date:______________  Your Signature:_______________________*  (Sign
          exactly as your name appears on the other side of this Security)

          * Your signature must be guaranteed by an eligible guarantor institution which is a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Program.

          Section 2      Form of Option of Holder to Elect Redemption.

                    If you wish to elect to have this Note purchased by the Company pursuant to Section 1013 or Section 1109 of the Indenture, check the box:

             ______


          $___________

          Date:___________________ Signature _________________________  (Sign
          exactly as your name           appears on the other side of this
          Note)

          Signature Guarantee:  ______________________________________ Member
          firm of an eligible guarantor institution which is a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Program

                            ARTICLE THREE

                                          THE NOTES Section 301.   Title and
          Terms.

                    The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited (except as otherwise provided in this Indenture or the Plan) to $135,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906, 1013 or 1108.

                    The Notes shall be known and designated as the "11.5% Senior Fixed Rate Notes due 2003" of the Company. Their Stated Maturity shall be February 1, 2003, and they shall bear interest at the rate of 11.5% per annum, from the date of issuance or from the most recent Interest Payment Date to which interest has been paid, payable semiannually on February 1 and August 1 in each year, commencing August 1, 1995 until the principal thereof is paid or made available for payment.

                    On or prior to February 1, 1996, the Company may, at its option and in its sole discretion, in lieu of paying interest in cash, issue additional Notes (the "Secondary Notes") in an aggregate principal amount equal to the amount of cash interest due and payable on any Interest Payment Date, provided that the Company may not issue Secondary Notes in lieu of paying interest in cash if an Event of Default, or an event or condition which with notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing immediately prior to or as a result of such issuance of Secondary Notes. In any such case, the Trustee or any Authenticating Agent (upon Company Order given not less than 5 nor more than 45 Business Days prior to such Interest Payment Date) shall authenticate for original issue Secondary Notes in an aggregate principal amount equal to the amount of cash interest due and payable on such Interest Payment Date. Such Company Order shall specify the amount of the Notes to be authenticated and the date on which such Secondary Notes are to be authenticated. Each issuance of Secondary Notes in lieu of payment of interest in cash shall be made pro rata with respect to the outstanding Notes; provided, however, that the Company may at its option pay cash in lieu of issuing Secondary Notes in any denomination of less than $100.

                    The principal of, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York maintained for such purpose or at any other office or agency maintained by the Company for such purpose; provided, however, that, at the option of the Company and subject to the immediately preceding paragraph, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register. Notwithstanding the foregoing, at the option of any Holder of at least $1,000,000 aggregate principal amount of Notes upon written notice to the Company at least 30 days prior to the respective payment date, but subject to the immediately preceding paragraph, payments of principal, premium, if any, and interest will be made by wire transfer to an account within the United States maintained by such Holder with a bank which is a member of the Federal Reserve System.

          Section 302.   Denominations.

                    The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof, provided, however, that if the Company elects to pay interest to the Holder of a Note by issuing Secondary Notes and the amount of such interest is not an integral multiple of $1,000, the Company may issue to such Holder a Secondary Note in a denomination of less than $1,000 and in a principal amount equal to the excess of the amount of such interest over an integral multiple of $1,000, and provided further that if the aggregate principal amount of Notes to be issued to any beneficial holder of the Company's 12 3/8% Senior Notes due 1999 or the Company's Senior Floating Rate Notes due August 2, 1996 on December 29, 1994, pursuant to the Plan (whether on account of interest accrued thereon at the contract rate from February 3, 1994 and February 2, 1994, respectively, through but not including November 9, 1994, or on account of an election of such holder to receive both Notes and Senior Floating Rate Notes, or both) is not an integral multiple of $1,000, the Company may issue to such beneficial holder a Note in a denomination of less than $1,000 and in a principal amount equal to the excess of such aggregate principal amount over an integral multiple of $1,000.

          Section 303.   Execution, Authentication, Delivery and Dating.


                    The Notes shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents under its corporate seal, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

                    Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwith- standing that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

                    At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

          Each Note shall be dated the date of its authentication.

                    No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authenti- cation substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                    In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer or lease substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer or lease as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer or lease may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee or Authenticating Agent, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

          Section 304.   Temporary Notes.

                    Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

                    If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to
          Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, a like principal amount of defini-tive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes endorsed thereon.

          Section 305.   Registration, Registration of Transfer and Exchange.


                    The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to
          Section 1002 being herein sometimes collectively referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. The Note Registrar may resign as Note Registrar at any time by giving written notice thereof to the Company.

                    Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to
          Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount.

                    At the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

                    All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                    Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

                    No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, the second sentence of Section 906 or Sections 1013 or 1108 not involving any transfer.

                    The Company shall not be required to (i) issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption and ending at the close of business on the day of such mailing, or (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portions of any Note being redeemed in part.

          Section 306.   Mutilated, Destroyed, Lost and Stolen Notes.

                    If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note, of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                    If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute, and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                    In case any such mutilated, destroyed, lost or stolen Note has become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

                    Upon the issuance of any new Note under this Section, the Company may require the payment of its reasonable expenses (including the reasonable fees and ex- penses of the Trustee) connected therewith and any documentary, stamp or similar issue or transfer tax or governmental charge imposed in relation to such issuance.

                    Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          Section 307.   Payment of Interest; Interest Rights Preserved.


                    Interest on any Note that is payable on any Interest Payment Date shall be paid by the Paying Agent to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

                    Any interest on any Note that is payable, but is not punctually paid, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Notes plus 2%, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date notwithstanding the fact that such Holder was a Holder on such Regular Record Date, and such Defaulted Interest may be paid by the Company, at its election, as provided in Clause (1) or (2) below:

           (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and (subject to the provisions of the third paragraph of Section 301) at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Clause. Thereupon the Trustee shall fix a record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the pro- posed payment and not less than 5 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
           (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may then be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee (acting reasonably).

                    Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

          Section 308.   Persons Deemed Owners.

                    Prior to and at the time of due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such
          Note is registered as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 307) interest on such Note and for all other purposes whatsoever, whether or not any payment due in respect of such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          Section 309.   Cancellation.

                    All Notes surrendered for payment, purchase, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder, which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be returned promptly to the Company upon its written request.

          Section 310.   Computation of Interest.

                    Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

          Section 311.   CUSIP Numbers.

                    The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                       ARTICLE FOUR

                                 SATISFACTION AND DISCHARGE

          Section 401. Satisfaction, Discharge of the Indenture and Defeasance of the Notes.

                    The Company shall be deemed to have paid and discharged the entire indebtedness on the Notes and the provisions of this Indenture shall cease to be of further effect (subject to this Section 401 and Section 403), if:

           (1) The Company irrevocably deposits in trust with the Trustee for the benefit of the Holders, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trust- ee, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants, which opinion shall be expressed in a certificate delivered to the Trustee) to pay the principal of, premium, if any, and each installment of principal, premium (if any) and interest on the Notes then outstanding at the Maturity or the Redemption Date, as the case may be, of such principal, premium, if any, or installment of principal, premium (if any) or interest in accordance with the terms of the Indenture and of the Notes;

           (2) Such deposits shall not cause the Trustee to have a "conflicting interest" as defined in and for purposes of the Trust Indenture Act;

           (3) Such deposit will not result in a default under this Indenture or a breach or violation of, or constitute a default under, any other material instrument to which either the Company or any Subsidiary is a party or by which it or its property is bound;

           (4) The Company shall have delivered to the Trustee an opinion of independent counsel reasonably satisfactory to the Trustee based on the fact that (x) a ruling has been published by the Internal Revenue Service or (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case, to the effect that, and such opinion shall confirm that, the deposit, defeasance and discharge will not be deemed, or result in, a taxable event to the Holders of the Notes and the Holders will be subject to income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

           (5) The Company shall not be subject to regulation pursuant to the provisions of the Investment Company Act of 1940;

           (6) The Company shall have delivered to the Trustee an opinion of independent counsel to the effect that after the passage of 90 days (or any greater period of time in which any such deposit of trust funds may remain subject to Bankruptcy Laws insofar as those laws apply to the Company) following the deposit of the trust funds, such funds will not be sub- ject to any Bankruptcy Laws affecting creditors' rights generally;

           (7) The Company shall have delivered to the Trustee an opinion of independent counsel to the effect that the Holders of the Notes will have a valid, perfected and unavoidable (under applicable Bankruptcy Laws), subject to the passage of time referred to in clause (6), first-priority security interest in the trust funds;

           (8) No Event of Default, or an event or condition which with notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing (A) on the date of the deposit of such trust funds with the Trustee or (B) during the period ending on the 91st day (or one day after such other greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws) after such date; and

           (9) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (who may be outside counsel to the Company), each in form and substance satisfactory to the Trustee, each stating that all conditions precedent specified herein relating to the satisfaction and discharge contemplated by this Section 401 have been complied with.

                    In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

                    In the event that the Company takes the necessary action to comply with the provisions described in this Section 401 and the Notes are declared due and payable because of the occurrence of an Event of Default, the Company will remain liable for all amounts due on the Notes at the time of acceleration resulting from such Event of Default in excess of the amount of money and U.S. Government Obligations deposited with the Trustee pursuant to this
          Section 401 at the time of such acceleration.

          Section 402.   Termination of Obligations upon Cancellation of the
          Notes.


                    In addition to the Company's rights under Section 401, the Company may terminate all of its obligations under this Indenture (subject to Section 403) when:

           (1) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306) have been delivered to the Trustee for cancellation;

           (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

           (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (who may be outside counsel to the Company), each in form and substance satisfactory to the Trustee, each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

          Section 403.   Survival of Certain Obligations.

                    Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Sections 401 and 402, the respective obligations of the Company and the Trustee under Sections 303, 305, 306, 307, 405, 406, 407, 408, 607, 609, 610,
          701, 1001, 1002, 1003 and 1101 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 305, 405, 406, 407, 408 and 607 shall survive. Nothing contained in this Article Four shall abrogate any of the obligations or duties of the Trustee under this Indenture.

          Section 404.   Acknowledgement of Discharge by Trustee.

                    After (i) the conditions of Sections 401 or 402 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in Sections 401 or 402, as applicable, relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 403.

          Section 405.   Application of Trust Money.

                    Subject to the provisions of the last paragraph of
          Section 1003, all money deposited with the Trustee pursuant to
          Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment to the persons entitled thereto (as determined by the Trustee), either directly or through any Paying Agent as the Trustee may determine, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee.

          Section 406.   Repayment to the Company.

                    Upon termination of the trust established pursuant to Sections 401 or 402, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or U.S. Government Obligations held by them.

          Section 407.   Reinstatement.

                    If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Sections 401 or 402 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Sections 401 or 402 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government obligations in accordance with Sections 401 or 402; provided, however, that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government obligations held by the Trustee or Paying Agent.

          Section 408.   Indemnity.

                    The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 401 or the principal or interest received in respect of such obligations, and shall pay and indemnify the Holders against any tax, fee or charge that would not have been imposed or assessed but for the deposit of cash or U.S. Government Obligations pursuant to Section 401.


                                       ARTICLE FIVE  REMEDIES

          Section 501.   Events of Default.

                    "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

           (1) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of any such default for a period of 30 days; or

           (2) default in the payment of the principal of, or premium, if any, on any Note at its Maturity; or

           (3) default in the performance of, or breach of, any covenant, agreement or warranty of the Company contained in this Indenture (other than a default in the performance of any covenant, agreement or warranty, the breach of which is specifically dealt with elsewhere in this Section 501), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 40% in aggregate principal amount of the Outstanding Notes, a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

           (4) default by the Company or any Subsidiary thereof in the payment of any principal of, or premium, if any, or interest due (and such default, with respect to payments of interest, shall continue after the applicable grace period, if any) on any Indebtedness of the Company or such Subsidiary in excess of $5,000,000 in the aggregate, or the holder of any lien securing In-debtedness of $5,000,000 or more shall have commenced foreclosure of such lien upon property of the Company or such Subsidiary; or

           (5) an event of default as defined in any indenture, loan agreement, mortgage, bond, promissory note or other agreement or instrument under which there may be issued, or by which there may be secured or evi- denced, any Indebtedness of the Company or any Subsidiary thereof in excess of $5,000,000 in the aggregate shall happen and shall result in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

           (6) final judgments or orders rendered against the Company or any Subsidiary thereof which require the payment in money, either individually or in an aggregate amount, that is more than $5,000,000 and there shall have been a period of 60 days during which a stay of the enforcement of such judgment or order, by reason of pending appeal or otherwise, was not in effect; or

           (7)  the entry by a court having jurisdiction in the premises of
          (A) a decree or order for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Material Subsidiary under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Material Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 30 consecutive days; or

           (8) the commencement by the Company or any Material Subsidiary of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Material Subsidiary to the entry of a decree or order for relief in respect of the Company or such Material Subsidiary in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing of the Company or any Material Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by the Company or any Material Subsidiary to the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Material Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the adoption by the Board of Directors (or any committee thereof) of the Company or any Material Subsidiary of any resolution to ap- prove any of the foregoing.

          Section 502.   Acceleration of Maturity Date; Rescission and
          Annulment.


                    If an Event of Default (other than an Event of Default specified in Section 501(7) or (8)) occurs and is continuing, then, the Trustee or the Holders of not less than 33-1/3% in aggregate principal amount of the Outstanding Notes, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), in the case of an Event of Default described in clause (i), (ii) or (iii) above and 40% in aggregate principal amount of the Outstanding Notes in the case of any other Event of Default, may declare all of the principal of all the Notes (or the Change of Control Purchase Price if the Event of Default includes failure to pay the Change of Control Purchase Price), determined as set forth below, together with accrued interest thereon, to be due and payable immediately, and upon any such declaration such amount shall become due and payable. If an Event of Default specified in Section 501(7) or (8) occurs and is continuing, then the principal and accrued interest of all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                    At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article Five provided, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                    (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

          (1)  all overdue interest on all Notes,

                         (2) the principal of, and premium, if any, on any Notes, which would become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes,

                         (3) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes plus 2%,

                         (4) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

                    (b) all Events of Default, other than the nonpayment of the principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

                    Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in Section 501(4) or (5) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the past due indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness or, with respect to an Event of Default consisting solely of the commencement of a foreclosure proceeding as described in Section 501(4) (a "Foreclosure Default"), if such foreclosure shall have been stayed or the Company shall have obtained a bond in the full amount claimed in such foreclosure proceeding, and written notice of such discharge, rescission, stay or bond, as the case may be, shall have been given to the Trustee by the Company and by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 60 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 60-day period which has not been cured or waived during such period.

          Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.


          The Company covenants that if

                         (1) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

                         (2) default is made in the payment of the principal of, or premium, if any, on any Note at the Maturity thereof, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium, if any, and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                    If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.
                    If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                    The rights and remedies under this Section 503 are in addition to the other rights and remedies under this Article Five.

          Section 504.   Trustee May File Proofs of Claim.

                    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                          (i) to file and prove a claim for the whole amount of principal and premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

                         (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

          and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
          Section 607.

                    Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, liquidation, arrangement, adjustment, or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 505.   Trustee May Enforce Claims Without Possession of
          Notes.


                    All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

          Section 506.   Application of Money Collected.

                    Any money collected by the Trustee pursuant to this Article Five or otherwise on behalf of the Holders or the Trustee pursuant to this Article or through any proceeding or any amendment or restructuring in anticipation or in lieu of any proceeding contemplated by this Article shall be applied, subject to applicable laws, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                    FIRST: To the payment of all amounts due the Trustee under Section 607;

                    SECOND: To the payment of the amounts then due and unpaid for principal of, and premium, if any, and interest on, the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

                    THIRD: To the payment of the remainder, if any, to the Company, its successors or assigns or to whomsoever may be lawfully entitled thereto, or as a court of competent jurisdiction may direct.

          Section 507.   Limitation on Suits.

                    No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                         (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                         (2) the Holders of not less than 33-1/3% in the case of an Event of Default described in Section 501(l), (2) or (3) and 40% in the case of any other Event of Default in principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Defaults in its own name as Trustee hereunder;

                         (3) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                         (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                         (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

          it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          Section 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

                    Notwithstanding any other provision in this Indenture, the Holder of any Notes shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and (subject to Section 307) interest on, such Note on the respective Stated Maturities of such payments as expressed in such Notes (and in the case of redemption, the Redemption Price on the applicable Redemption Date and in the case of a Change of Control, the Change of Control Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          Section 509.   Restoration of Rights and Remedies.

                    If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, (a) the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and (b) thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          Section 510.   Rights and Remedies Cumulative.

                    Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 511.   Delay or Omission Not Waiver.

                    No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          Section 512.   Control by Holders.

                    The Holders of a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

                         (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

                         (2) subject to the provisions of Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                    The Company shall set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted by this Indenture. Unless the Company provides otherwise, in the form of an Officers' Certificate provided to the Trustee, such record date shall be 30 days prior to the first such vote or solicitation of such consent.

          Section 513.   Waiver of Past Default.

                    The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may, on behalf of all Holders, waive any past default hereunder and its consequences, except a default

                         (1) in the payment of the principal of, premium, if any, or interest on, any Security as specified in clauses (1), (2) or (3) of Section 501, or

                         (2) in respect of a covenant or provision hereof which, under Article Nine, cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

                    Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          Section 514.   Undertaking for Costs.

                    All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discre- tion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Notes, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

          Section 515.   Waiver of Stay or Extension Laws.

                    The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          ARTICLE SIX

                                     THE TRUSTEE

          Section 601.   Certain Duties and Responsibilities.

          (a)  Except during the continuance of an Event of Default,

                         (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                         (2)  in the absence of bad faith or willful
          misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which, by any provision hereof, are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                    (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                    (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                         (1) this Subsection (c) shall not be construed to limit the effect of Subsection (a) of this Section;

                         (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                         (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

                    (d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                    (e) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording pro- tection to the Trustee shall be subject to the provisions of this Section.

          Section 602.   Notice of Defaults.

                    Within 90 days after the occurrence of any default hereunder known to the Trustee, the Trustee shall transmit by mail to (i) all Holders, as their names and addresses appear in the Note Register, (ii) each Holder who has, within the two years preceding such transmission, filed its name and address with the Trustee for that purpose, and (iii) all Holders whose names and addresses have been furnished to or obtained by the Trustee pursuant to Section 701, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, or premium, if any, or interest on, any Note at its Maturity, Redemption Date or otherwise or in the payment of the Change of Control Purchase Price on the Change of Control Purchase Date, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; and provided, further, that in the case of any default of the character specified in Section 501(3), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

          Section 603.   Certain Rights of Trustee.

          Subject to the provisions of Section 601:

                    (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                    (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution thereof;

                    (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate or an Opinion of Counsel or both;

                    (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete autho- rization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                    (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                    (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

                    (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          Section 604.   Not Responsible for Recitals or Issuance of Notes.


                    The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T- 1, if any, supplied to the Company will be true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

          Section 605.   May Hold Notes.

                    The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 612, may other- wise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

          Section 606.   Money Held in Trust.

                    Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

          Section 607.   Compensation and Reimbursement.

          The Company agrees

                    (1) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree upon in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                    (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, dis- bursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its non-employee agents and counsel), except to the extent any such expense, disbursement or advance may be attributable to its negligence, willful misconduct or bad faith; and

                    (3) to indemnify each of the Trustee or any predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claims, liability or expense, including taxes (other than taxes based upon or determined by the income of the Trustee), except to the extent arising out of negligence, willful misconduct or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                    The Trustee shall have a claim prior to the Notes as to all property and funds properly held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of particular Notes.

                    When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(7) or
          Section 501(8), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

                    The provisions of this Section shall survive the termination of this Indenture.

          Section 608.   Corporate Trustee Required; Eligibility.

                    There shall at all times be a Trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authority and, to the extent there is such an institution eligible, and willing to serve, having its Corporate Trust Office in the City of Los Angeles, California, the City of New York, New York or the City of Hartford, Connecticut. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six. The Trustee shall comply with Sections 310(a)(5) and 310(b) of the Trust Indenture Act.

          Section 609.   Resignation and Removal; Appointment of Successor.


                    (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 610.
                    (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                    (c) The Trustee may be removed at any time by Act of the Holders of a majority in aggregate principal amount of the outstanding Notes, delivered to the Trustee and to the Company.

          (d)  If at any time:

                         (1)  the Trustee shall cease to be eligible under
          Section 608 and shall fail to resign after written request therefor by the Company or by any Holder, or

                         (2) the Trustee shall become incapable of acting or shall be judged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. If an instrument of acceptance by a Successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                    (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.


                    (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          Section 610.   Acceptance of Appointment by Successor.

                    Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges pursuant to Section 607, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                    No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six.

          Section 611. Merger, Conversion, Consolidation or Succession to Business.


                    Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

          Section 612.   Preferential Collection of Claims Against Company.


                    The Trustee shall comply with Trust Indenture Act 311(a), excluding any creditor relationship listed in Trust Indenture Act 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act 311(a) to the extent indicated.

          Section 613.   Appointment of Authenticating Agent.

                    The Trustee may appoint an Authenticating Agent or Agents acceptable to the Company which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption or pursuant to Section 306, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

                    The Company agrees to pay each Authenticating Agent, as appointed from time to time, such reasonable fees as may be agreed to in writing by the Company, for services rendered under this
          Section 613.

                    If an appointment is made pursuant to this Section 613, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

          This is one of the Notes described in the within-mentioned
          Indenture.


                                                        , as Trustee



          By:
                                      As Authenticating Agent


          By:
                                      Authorized Officer


          Section 614.   Paying Agent.

                    (a) There shall at all times be a Paying Agent hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any State and having a combined capital and surplus of at least $50,000,000, to the extent there is such an institution eligible and willing to serve. If there is no such institution eligible and willing to serve, the Company may act as its own Paying Agent.

                    (b) The Paying Agent may resign at any time by giving written notice thereof to the Company. The Company, by a Board Resolution and upon giving written notice thereof to the Paying Agent, may remove the Paying Agent at any time.

                    (c) If the Paying Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Paying Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Paying Agent.

                    (d) The Company shall give notice of each resignation and each removal of the Paying Agent and each appointment of a successor Paying Agent by mailing written notice of such event by first-class mail, postage prepaid, to the Trustee. Each notice shall include the name and address of the successor Paying Agent.

          (e)  The Trustee is hereby initially appointed "Paying Agent".


                                    ARTICLE SEVEN

                             HOLDERS' LISTS AND REPORTS  BY TRUSTEE AND
          COMPANY


          Section 701.   Company to Furnish Trustee Names and Addresses of
          Holders.


                    (a) The Company shall furnish or cause to be furnished to the Trustee

                               (i)  semi-annually, not more than 15 days
          after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

                              (ii)  at such other times as the Trustee may
          request in writing, within 30 days after the receipt by the Company of any such request, a list in similar form and content as of a date not more than 15 days prior to the time such list is furnished;

          provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished.

                    (b) If and whenever the Company or any Affiliate acquires any Notes, the Company shall promptly, and in any event within 15 days, provide the Trustee with written notice of such acquisition, the aggregate principal amount acquired, the Holder from whom such Notes were acquired and the date of such acquisition.

          Section 702.   Preservation of Information; Communications to
          Holders.


                    (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

                    (b) If one Holder (herein referred to as an "applicant") applies in writing to the Trustee, and furnishes to the Trustee reasonable proof that such appli- cant has owned a Note for a period of at least six months preceding the date of such application, and such application states that the applicant desires to communicate with other Holders with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the form of proxy or other communication which such applicant proposes to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

                           (i)  afford to such applicant access to the
          information preserved at the time by the Trustee in accordance with
          Section 702(a), or

                          (ii) inform such applicant as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with
          Section 702(a), and as to the ap- proximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

                    If the Trustee shall elect not to afford such applicant access to such information, the Trustee shall, upon the written request of such applicant, mail to each Holder whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 702(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicant and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such a mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender.

                    (c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with
          Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

          Section 703.   Reports by Trustee.

                    This Section 703 shall not be operative as a part of this Indenture until this Indenture is qualified under the Trust Indenture Act, and, until such qualification, this Indenture shall be construed as if this Section 703 were not contained herein.

                    Within 60 days after May 15 of each year commending with the year 1995, the Trustee shall transmit by mail to (i) all Holders, as their names and addresses appear in the Note Register,
          (ii) all Holders who have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose, and (iii) all Holders whose names and addresses have been furnished to or obtained by the Trustee pursuant to Section 701, a brief report dated as of such May 15 with respect to:

                         (1) its eligibility under Section 608 and its qualifications under the Trust Indenture Act or, in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under said statute, a written statement to such effect;

                         (2) the creation of or any material change to a relationship specified in paragraphs (1) through (10) of Trust Indenture Act 310(b);

                         (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Notes, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than one-half of 1% of the principal amount of the Notes outstanding on the date of such report;

                         (4) any change to the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Notes) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 612;

                         (5) any change to the property and funds physically in the possession of the Trustee as such on the date of such report;

                         (6) any additional issue of Notes which the Trustee has not previously reported; and

                         (7)  any action taken by the Trustee in the
          performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Notes, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 602.

                    (b) The Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section 703 (or if no such report has yet been so transmitted, since the date of execution of this Indenture) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Notes, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this subsection (b), except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Notes outstanding at such time, such report to be transmitted within 90 days after such time.

                    (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the Commission and with the Company. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

          Section 704.   Reports by Company.

          (a)  The Company shall:

                         (1) file with the Commission copies of the audited annual reports, unaudited quarterly reports and other information, documents and reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then the Company shall file with the Commission, in accordance with rules and regula- tions prescribed from time to time by the Commission and to the extent permitted under the Exchange Act, such of the supplementary and periodic information, documents and reports which the Company would have been required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act if the Company had a class of securities listed and registered on a national securities exchange; and in either of the foregoing cases the Company (a) shall file such information, documents and reports with the Commission on or prior to the respective dates by which the Company is or would have been required so to file such documents, and (b) shall deliver to the Trustee copies of such information, documents and reports which the Company is required to file with the Commission (or would have been required to file with the Commission pursuant to Section 13 or
          Section 15(d) of the Exchange Act if the Company had a class of securities listed and registered on a national securities exchange) within 15 days after the Company is (or would have been) required to file the same with the Commission;

                         (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                         (3) transmit by mail to (i) all Holders, as their names and addresses appear in the Note Register, (ii) all Holders who have, within the two years preceding such transmission, filed their name and address with the Trustee for that purpose, and (iii) all Holders whose names and addresses have been furnished to or obtained by the Trustee pursuant to Section 701, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                    (b) If filing such information, documents or reports by the Company with the Commission is not permitted under the Exchange Act or the rules and regulations prescribed from time to time by the Commission thereunder, the Company shall promptly upon written request supply copies of such information, documents or reports to any Holder and to any prospective purchaser of a Note designated by a Holder unless the provision of such information shall no longer be required by law to effect resales of the Notes without registration under the Securities Act.

          Section 705.   Certain Obligations of the Trustee.

                    (a) The Trustee, within five Business Days of its receipt thereof, will mail to each Holder, as its name and address appears in the Note Register, copies of all notices, reports, financial statements, certificates and other documents received by the Trustee from the Company under this Indenture.

                    (b) The Trustee, concurrently with any notice or other document provided by the Trustee to the Company hereunder, will mail to each Holder as its name appears on the Note Register a copy of such notice or other document.


                                    ARTICLE EIGHT

                     CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

          Section 801.   The Company May Consolidate, etc., Only on Certain
          Terms.


                    The Company shall not, in a single transaction or a series of related transactions, directly or indirectly (i) consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person or permit any Subsidiaries to enter into any such transaction or transactions if such transaction or transactions in the aggregate would result in a sale of all or substantially all of the assets of the Company and any Subsidiaries on a consolidated basis or (ii) adopt a plan of liquidation unless:

                    (a) either (1) the Company shall be the continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety
          (i) shall be a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all the Notes and the performance of every covenant of the Indenture on the part of the Company to be performed or observed;

                    (b) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Company or a Subsidiary of the Company in connection with or as a result of such transaction as having been incurred at the time of such transaction), the Company (in the case of clause (1) of Subsection (a) above) or such Person (in the case of clause (2) thereof) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

                    (c) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Company or a Subsidiary of the Company in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Event of Default under the Indenture, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing;

                    (d) immediately after giving effect to any such transaction on a pro forma basis, the Fixed Charge Coverage Ratio of the surviving entity is at least 1:1; provided, that, if the Fixed Charge Coverage Ratio of the Company is within the range set forth in Column A below, then the Fixed Charge Coverage Ratio of the surviving entity, shall be at least equal to the percentage of the Fixed Charge Coverage Ratio of the Company set forth in Column B below:

                         (A)                   (B) 1.1111:1 to
          1.9999:1.............................90% 2:1 to
          2.9999:1.............................80% 3:1 to
          3.9999:1.............................70% 4:1 to
          4.9999:1.............................60% 5:1 or
          more.................................50%

          and provided, further, that if the Fixed Charge Coverage Ratio of the surviving entity is 3:1 or more, the calculation in the preceding proviso shall be inapplicable and such transaction shall be deemed to have complied with the requirements of such provision; and

                    (e) the Company or such Person shall have delivered to the Trustee an Officers' Certificate stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article Eight and that all conditions precedent herein provided for relating to such transaction have been satisfied.

          Section 802.   Successor Substituted for the Company.

                    Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, lease, transfer or other conveyance of all or substantially all of the assets of the Company in accordance with Section 801, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; when a successor corporation assumes all of the obligations of the Company hereunder and under the Notes, in accordance with Section 801, the predecessor shall be released from such obligations.


                                    ARTICLE NINE

                               SUPPLEMENTAL INDENTURES

          Section 901.   Supplemental Indentures Without Consent of Holders.


                    Without the consent of any Holder, the Company, in each case when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                         (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the obligations of the Company herein and in the Notes, in accordance with Article Eight; or

                         (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                         (3) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (3) shall not adversely affect the interests of the Holders; or


               appointment of a successor Trustee hereunder.

          Section 902. Amendments, Supplemental Indentures and Waivers with Consent of Holders.

                    Subject to Section 508, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolution, and the Trustee may amend this Indenture or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall without the consent of the Holder of each Outstanding Note affected thereby:

                         (1) change the Stated Maturity of the principal of, or any in- stallment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon, or change the place of payment where, or the coin or currency in which, the principal of any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or alter the redemption provisions hereof in a manner which is adverse to any Holder, or

                         (2) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 1109, including amending, changing or modifying any of the definitions with respect thereto, or

                         (3) reduce the percentage in principal amount of Outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                         (4)  modify any of the provisions of this Section or
          Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.

                    It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, supplemental indenture or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

                    After an amendment, supplemental indenture or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplemental indenture or waiver. Any failure of the Company to mail such notice, or defect therein, shall not, however, in any way impair or affect the validity of such amendment, supplemental indenture or waiver.

          Section 903.   Execution of Amendment or Supplemental Indentures.


                    In executing, or accepting the additional trusts created by, any amendment or supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be en- titled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel or Officers' Certificate or both of the Company stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such amendment or supplemental indenture which adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          Section 904.   Effect of Amendment or Supplemental Indentures.


                    Upon the execution of any amendment or supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such amendment or supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          Section 905.   Conformity with Trust Indenture Act.

                    Every amendment or supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          Section 906. Reference in Notes to Amendments or Supplemental Indentures.


                    Notes authenticated and delivered after the execution of any amendment or supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment or supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such amendment or supplemental indenture may be prepared and executed by the Company, and authenticated and made available for delivery by the Trustee in exchange for Outstanding Notes.


          ARTICLE TEN

                                      COVENANTS

          Section 1001.  Payment of Principal, Premium and Interest.

                    The Company will duly and punctually pay, in immediately available funds, the principal of, premium, if any, and interest on, the Notes and the Redemption Price and Change of Control Purchase Price as and when due, in accordance with the terms of the Notes and this Indenture.

                    The Company shall pay interest on overdue amounts at the rate set forth in paragraph 1 of the Notes, and it shall pay interest on overdue interest at the same rate compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest on overdue interest shall accrue from the date such amounts became overdue.

          Section 1002.  Maintenance of Office or Agency.

                    The Company shall maintain in the City of New York an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon on the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                    The Company may also from time to time designate one or more other offices or agencies (in or outside the City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time re- scind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          Section 1003.  Money for Note Payments to Be Held in Trust.

                    If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of, premium, if any, or interest on, any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act; provided, that, with respect to any such sums, such trust shall arise and be enforceable only on and after the date on which payment is due with regard to such sums; and only to the extent payment is then due and only as to funds actually segregated and appropriated to such payments.

                    Whenever the Company shall have one or more Paying Agents, it shall, on or prior to each due date of the principal of, premium, if any, or interest on, any Note, deposit with a Paying Agent a sum sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium (if any) or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

                    The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

                         (1) hold all sums held by it for the payment of the principal of, premium, if any, or interest on, Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                         (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal, premium, if any, or interest; and

                         (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                    The Company may, at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                    Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, be or being required to make any such repayment, may, at the expense of the Company, cause to be published once, in a newspaper customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.
          Section 1004. Statements of Officers of the Company as to Default; Notice of Default.

                    (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, as the case may be, a certificate, signed by the principal executive officer and by either the principal financial officer or the principal accounting officer, stating that such officers have conducted or supervised a review of the activities of the Company and its Subsidiaries and of performance under this Indenture and whether or not to the best knowledge of the signers thereof the Company has fulfilled all of its obligations under this Indenture or is in default (without regard to periods of grace or requirements of notice) in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                    (b) The Company shall file with the Trustee written notice of the occurrence of any default or Event of Default or event or condition which with notice or the lapse of time or both would become an Event of Default within five Business Days of its becoming aware of any such default, Event of Default or event or condition.

          Section 1005.  Existence.

                    Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises of the Company and each Subsidiary thereof; provided, however, that the Company shall not be required to preserve any such right or franchise if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders; provided, further, that any Subsidiary of the Company with a net worth greater than zero may consolidate with, merge into, or transfer or distribute all or part of its properties and assets to, the Company or any Subsidiary thereof.

          Section 1006.  Maintenance of Properties; Insurance.

                    (a) The Company shall cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 1006 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

                     (b) The Company will at all times keep all of its and its Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties. In lieu of or supplemental to such insurance the Company may adopt such other plan or method of protection, whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise, and conforming to the practices of similar corporations maintaining systems of self-insurance, as may be determined by the Board of Directors.

          Section 1007.  Payment of Taxes and Other Claims.

                    The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed (i) upon the Company or any Subsidiary thereof or (ii) upon the income, profits or property of the Company or any Subsidiary, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Sub-sidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or any such tax, assessment, charge or claim referred to in clause (a)(i) or (b) above if the failure to so pay or discharge such tax assessment, charge or claim would not have or would not be likely to have material adverse effect on the business operations, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

          Section 1008.  Further Instruments and Acts.

                    Upon request of the Trustee, the Company shall execute and deliver such further instruments and perform such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

          Section 1009.  Limitation on Indebtedness.

                    The Company will not, and will not permit any Subsidiary of the Company to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for the payment of any Indebtedness (including Acquired Indebtedness), other than Permitted Indebtedness, unless at the time of such event and after giving effect thereto the Company's Fixed Charge Coverage Ratio on a pro forma basis for its last four completed fiscal quarters, taken as a whole and calculated on the assumption that such Indebtedness had been incurred on the first day of such four-quarter period, and in the case of Acquired Indebtedness, on the assumption that the related acquisition (whether by means of purchase, merger or otherwise) also had occurred on such date, would have been greater than the ratios set forth below during the periods commencing on the dates indicated below:

          Period Commencing         Ending Ratio    Effective Date

          January 28, 1996            2.000         January 29, 1996

          January 26, 1997            2.150         January 27, 1997

          January 25, 1998            2.250         January 26, 1998

          January 31, 1999            2.350

          Thereafter                  2.450


          Section 1010.  Limitation on Restricted Payments.

                    The Company will not, directly or indirectly, (i) declare or pay any dividend on or make any distributions in respect of the capital stock of the Company or any Subsidiary thereof (except for (x) dividends or distributions payable solely to the Company or any Subsidiary of the Company and (y) dividends or distributions of a Subsidiary of the Company solely on the capital stock of such Subsidiary), or purchase, redeem or retire for value, or make any payment on account of the purchase, redemption or other acquisition or retirement for value of, any capital stock or warrants, rights or options to purchase such capital stock, (ii) make any principal payment on, or redeem, repurchase or defease, or otherwise acquire or retire for value, Subordinated Debt, prior to any scheduled principal payment, scheduled sinking fund payment or maturity thereof, or (iii) make any loan or advance to, or any other Investment in, any of its Affiliates other than a Subsidiary of the Company (such payments or any other actions described in (i), (ii) and (iii), collectively, "Restricted Payments") unless (1) at the time of and after giving effect to the proposed Restricted Payment, no Event of Default or event that, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing, and (2) at the time of and after giving effect to the proposed Restricted Payment (the amount of any such payment, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) (A) the Consolidated Net Worth of the Company shall be at least $75,000,000 and (B) the aggregate amount of all Restricted Payments after the Effective Date shall not exceed 50% of Cumulative Net Available Cash of the Company and (C) the Fixed Charge Coverage Ratio calculated on a pro forma basis for the full twelve-month period ending on the last day of the Company's fiscal quarter immediately preceding such proposed Restricted Payment shall be at least 1.50 to 1. Notwithstanding the foregoing, this provision will not prohibit the redemption, by the Company, of its common stock (on a fully diluted basis) from time to time under the terms and conditions of management equity subscription agreements or stock option agreements and related exhibits, so long as such redemption does not otherwise result in an Event of Default or event that, after notice or lapse of time or both, would become an Event of Default.

                    The foregoing provisions shall not be deemed to prohibit
          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of the Indenture, or (2) the redemption, repurchase or other acquisition or retirement (a "retirement") of any shares of any class of capital stock of the Company or of any Subsidiary thereof in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of, other shares of capital stock of the Company, or (3) the retirement of Subordinated Debt out of the proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of shares of capital stock of the Company or issuance other than to a Subsidiary of the Company of new Indebtedness which has a weighted average life to maturity at least as long as the Stated Maturity of the Notes and no sinking fund or scheduled principal payments prior to the maturity of the Notes and the payment of which is subordinated in right of payment and otherwise to the Notes at least to the same extent as such Subordinated Debt, or (4) the payment of dividends or the making of distributions on shares of capital stock of the Company solely in shares of capital stock of the Company.

          Section 1011. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

                    The Company will not, and will not permit any Subsidiary of the Company to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distribution on its capital stock, (b) pay any Indebtedness owed to the Company or any other Subsidiary of the Company, (c) make loans or advances to the Company or any other Subsidiary of the Company or (d) transfer any of its property or assets to the Company or any other Subsidiary of the Company except as set forth in the instrument evidencing or the agreement governing Acquired Indebtedness of any acquired entity which be-comes a Subsidiary of the Company, provided, that any restriction or encumbrance under such instrument or agreement existed at the time of acquisition, was not put in place in anticipation of such acquisition, and is not applicable to any Person, other than the Person or property or assets of the Person so acquired.

          Section 1012.  Limitation on Transactions with Affiliates.

                    The Company will not enter into, renew or extend, or permit any Subsidiary of the Company to enter into, renew or extend any agreement relating to the sale, purchase or lease of any assets, property or services from or to any Affiliate of the Company (other than a wholly owned Subsidiary of the Company) on terms that are less favorable to the Company or such Subsidiary of the Company, as the case may be, than would be available in a comparable transaction with an unaffiliated third party; provided, however, that the Company will not enter into, renew or extend any such agreement or series of related agreements which, individually or in the aggregate, involve payments in excess of $500,000, unless the Board of Directors determines that such transaction is fair to the Company; provided, further, that notwithstanding the foregoing, the Company may enter into and perform the Management Services Agreement, dated as of the Effective Date, between the Company and Leonard Green & Partners, L.P., in the form attached as Exhibit A to the Plan.

          Section 1013.  Disposition of Proceeds of Asset Sale.

                    (a) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay any outstanding Bank Credit Agreement Indebtedness as required by the terms thereof, or the Company determines not to apply such Net Cash Proceeds to the prepayment of such Indebtedness or if no such Indebtedness is outstanding, then the Company may (i) use the Net Cash Proceeds, or a portion thereof, as working capital in the ordinary course of business or (ii) within 12 months of the Asset Sale, invest the Net Cash Proceeds in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) will be used in the business of the Company and its Subsidiaries existing on the date of the Indenture or in businesses similar or related thereto. The amount of such Net Cash Proceeds neither used to repay such Indebtedness nor used or invested as set forth in the foregoing clause (i) or
          (ii) constitutes "Excess Proceeds".

                    When the aggregate amount of Excess Proceeds equals $3,000,000 or more, the Company shall offer to purchase (an "Offer") from all holders of New Notes the maximum principal amount (expressed as a multiple of $1,000) of New Notes that may be purchased out of the Excess Proceeds, provided that the Company may satisfy its obligations to make an Offer in whole or in part by delivering to the Trustee (or the trustee under the Senior Floating Rate Notes Indenture, as the case may be) for cancellation New Notes purchased by it not earlier than six months prior to the date of the Offer; provided, further, that if the Company elects to satisfy its obligations to make an Offer in the manner set forth in the preceding clause, the Company shall deliver for cancellation the Notes and the Senior Floating Rate Notes so purchased in proportionate amounts. In the event the Excess Proceeds are less than the aggregate Offered Price (as defined below) of all New Notes tendered, the New Notes to be purchased shall be purchased out of the Excess Proceeds pro rata in integral multiples of $1,000 only. The offer price (the "Offered Price") shall be an amount in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of the Offer. To the extent that the aggregate Offered Price of all New Notes tendered pursuant to an Offer plus the principal amount of all New Notes purchased by the Company and canceled in satisfaction of the Offer is less than the Excess Proceeds relating thereto (such shortfall constituting a "Deficiency"), the Company may use such Deficiency, or a portion thereof, for general corporate purposes. Upon completion of the purchase of all New Notes tendered pursuant to an Offer, the amount of Excess Proceeds shall be reset at zero.

                    (b) Within 30 days after the date on which the amount of Excess Proceeds equals $3,000,000 or more, the Company shall send by first-class mail, postage prepaid, to each Holder of the New Notes, at his address appearing in the Note Registrar, a notice stating:

                    (1) that the Holder has the right to require the Company to repurchase such Holder's New Notes at the Offered Price, subject to proration in the event the Excess Proceeds are less than the aggregate Offered Price of all New Notes tendered;

                    (2) the date of the Offer (the "Offer Date") which shall be no earlier than 45 days nor later than 60 days from the date such notice is mailed; and

                    (3) the instructions a Holder must follow in order to have its New Notes purchased in accordance with paragraph
                    (c) of this Section.

                    (c) Holders electing to have their New Notes purchased will be required to give notice of such election (an "Election Notice") to the Company at the address specified in the notice at least five Business Days prior to the Offer Date. Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Offer Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the New Notes as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such New Notes purchased. If the aggregate principal amount of their New Notes as to which Holders have given an Election Notice exceeds the amount of Excess Proceeds, the Company shall purchase the New Notes to be purchased out of the Excess Proceeds pro rata. Holders whose New Notes are purchased only in part will be issued New Notes equal in principal amount to the unpurchased portion of the New Notes surrendered.

                    (d) In the event that the Company shall be unable to purchase Notes from Holders in an Offer because of provisions of the Bank Credit Agreement or in the event the Company shall be unable to purchase Notes from Holders in an Offer because of provisions of applicable law, the Company need not make an Offer. The Company shall then be obligated to use the Excess Proceeds as working capital or to invest the Excess Proceeds in replacement properties and assets, in accordance with clause (i) or (ii) of Subsection (a) of this Section.

                    (e) Whenever Net Cash Proceeds received by the Company, and prior to the purchase of New Notes or an allocation to the payment of Bank Credit Agreement Indebtedness, as set forth in Subsection (a) of this Section 1013, exceeds $1,500,000, such Net Cash Proceeds shall be set aside by the Company in a separate account pending (i) deposit with the depositary for the amount required to repay the New Notes tendered in an Offer, (ii) delivery by the Company of the Offered Price to the Holders of the Notes and the holders of the other New Notes tendered in an Offer or (iii) allocation, as set forth in Subsection (a) of this Section, of Net Cash Proceeds to the payment of Bank Credit Agreement Indebtedness or to working capital or investment in properties and assets. Such Net Cash Proceeds may be invested in (A) any U.S. Government Obligations maturing not more than one year after the date of issue, (B) any certificate of deposit, maturing not more than 90 days after the Offer Date, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $200,000,000, (C) commercial paper, maturing not more than 90 days after the date of the Offer, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America that is rated, at the time as of that any investment therein is made, "P-2" (or higher) by Moody's Investors Service, Inc., or "A-2" (or higher) by Standard and Poor's Corporation, and (D) adjustable rate preferred stock that is readily marketable, provided that the maturity date of any investment permitted by clauses (A), (B) and (C) shall not be later than the Offer Date in the case of an Offer.

          Section 1014.  Guarantees of Indebtedness.

                    The Company (x) will not permit an Affiliate of the Company (a "guarantor") to guarantee or secure the payment of any Indebtedness of the Company or any Subsidiary thereof and (y) will not, and will not permit a Subsidiary of the Company (each of the Company and its Subsidiaries, a "guarantor") to, guarantee or secure the payment of any Indebtedness of any Person, unless, in either case, the payment of the Notes is also guaranteed by any such guarantor pursuant to a guarantee in form and substance satisfactory to the Trustee (a "Guarantee"); provided, however, that any such Guarantee shall provide by its terms that it shall be automatically and unconditionally released and discharged upon either (i) the release or discharge of such guarantee of, or security for (or both such guarantee and such security, if applicable), the payment of such Indebtedness, except a discharge by or as a result of payment under such guarantee or security or payment of such Indebtedness or (ii) any sale, exchange or transfer, to any person not an Affiliate of the Company, of the Company's stock in, or of all or substantially all the assets of, such guarantor if such guarantor is a Subsidiary of the Company which sale, exchange or transfer does not result in a breach of Sections 1005, 1012, 1013, 1014, 1015, 1016 and 1017.

          Section 1015.  Limitation on Certain Liens.

                    (a) The Company will not, and will not permit any Subsidiary of the Company to, permit to exist any security interest or pledge any asset to secure the payment of any Indebtedness which ranks junior to or is subordinate in right of payment to the Notes.

                    (b) The Company will not, and will not permit any Subsidiary of the Company to, permit to exist any security interest or pledge any asset to secure the Senior Floating Rate Notes or any Indebtedness incurred to refinance the Senior Floating Rate Notes unless it shall make effective provision whereby the Notes shall be directly secured equally and ratably with the Indebtedness so secured (the "Secured Debt"), and in the same proportion as the Secured Debt in an amount equal to the product of (i) a ratio the numerator of which is the aggregate principal amount of Secured Debt and the denominator of which is the aggregate principal amount of Senior Floating Rate Notes and the Indebtedness incurred to refinance the Senior Floating Rate Notes, outstanding immediately after such security interest is granted multiplied by (ii) the aggregate principal amount of Notes outstanding at the time such security is granted.

          Section 1016.  Investments.

                    The Company will not, and will not permit any Subsidiary of the Company to, directly or indirectly make or own any Investment in any Person except:

                    (a) Investments in Investment Cash Equivalents; (b) promissory notes of purchasers in sales by the Company of properties or assets not exceeding an aggregate principal balance of $5,000,000 outstanding at any one time;

                    (c) amounts due from landlords for remodelling work done by the Company for account of a landlord, not exceeding an aggregate principal balance of $4,000,000 outstanding at any one time;

                    (d) other Investments not in excess of an aggregate amount of $1,000,000 outstanding at any one time; and

                    (e) Investments in respect of Securities of another Person received by the Company in connection with a plan of reorganization or readjustment of such Person or its debts. Section 1017. Conduct of Business.

                    The Company shall not engage in any business other than
          (a) the business engaged in by the Company on the date hereof, and
          (b) any business activities substantially similar or related thereto.

          Section 1018.  Limitations on Subordinated Debt.

                    The Company shall not, and shall not permit any Subsidiary of the Company to, (a) create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for the payment of any Indebtedness that is expressly subordinate in right of payment to any Indebtedness of the Company or any Subsidiary thereof unless such subordinate Indebtedness both constitutes Subordinated Debt and does not require principal repayments or sinking fund payments to be made prior to the Stated Maturity of the Notes, or (b) amend the provisions of any instrument evidencing or agreement governing Subordinated Debt to (i) require principal repayments or sinking fund payments to be made prior to the Stated Maturity of the Notes or (ii) alter the subordination provisions of such Subordinated Debt.

                                   ARTICLE ELEVEN

                                REDEMPTION OF NOTES

          Section 1101.  Right of Redemption.

                    The Notes may be redeemed, otherwise than upon a Change in Control as defined in and required by Section 1109, at the election of the Company, as a whole or from time to time in part, at the Redemption Price specified in the form of Note set forth in Article Two for redemptions, together with accrued interest to the Redemption Date.

          Section 1102.  Applicability of Article.

                    Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Eleven.

          Section 1103.  Election to Redeem; Notice to Trustee.

                    The election of the Company to redeem any Notes pursuant to Section 1101 shall be evidenced by a Board Resolution of the Company. In case of any redemption at the election of the Company, the Company shall, at least 30 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satis-factory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.
          Section 1104.  Selection by Trustee of Notes to Be Redeemed.

                    If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Notes of a denomination larger than $1,000.

                    The Trustee shall promptly notify the Company and the Note Registrar (if other than the Trustee) in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

                    For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

          Section 1105.  Notice of Redemption.

                    Notice of Redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at its address appearing in the Note Register.

          All notices of redemption shall state:

          (1)  the Redemption Date,

          (2)  the Redemption Price,

          (3) if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed,

          (4) that New Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any,

                    (5) that, unless the Company defaults in making the redemption payment, interest on New Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such New Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed,

                    (6) if any New Note is being redeemed in part, the portion of the principal amount of such New Note to be redeemed and that, after the Redemption Date, and upon surrender of such New Note, a New Note or New Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued,

                    (7) if fewer than all the New Notes are to be redeemed, the identification of the particular New Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of New Notes to be redeemed and the aggregate principal amount of New Notes to be outstanding after such partial redemption,

                    (8) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and that interest thereon will cease to accrue on and after said date,

                    (9) the place or places where such Notes are to be surrendered for payment of the Redemption Price, and

                    (10) the CUSIP number, if any, of the Notes to be redeemed.

                    Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

          Section 1106.  Deposit of Redemption Price.

                    On or prior to 11:00 a.m. (New York time) on the Business Day immediately preceding any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest on, all the Notes or portions thereof which are to be redeemed on that date.

          Section 1107.  Notes Payable on Redemption Date.

                    Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid for by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Dates or Special Record Dates, as the case may be, according to their terms and the provisions of Section 307.

                    If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium (if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Note.

          Section 1108.  Notes Redeemed in Part.

                    Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

          Section 1109.  Offer to Purchase Upon a Change in Control.

                    (a) If at any time either (a) any person or any persons acting together (excluding the Original Stockholders) that constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, shall beneficially own at least 50% of the total voting stock of the Company or (b) any person or any persons acting together (excluding the Original Stockholders) that constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, shall succeed in having a sufficient number of its nominees elected to the board of directors of the Company to constitute a majority of the board of directors of the Company (each, a "Change of Control"), then the Company shall make an offer to repurchase any or all of the Outstanding Notes at a price, payable in cash, equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date (the "Change of Control Purchase Price"), in accordance with the procedures set forth in this Section 1109; provided that such repurchase shall be conditioned upon receipt by the Company of Notes representing at least 50% of the aggregate principal amount of the Outstanding Notes.

                    (b) Within 30 days after a Change of Control, the Company shall send by first-class mail postage prepaid, to each Holder of the Outstanding Notes, at its address appearing in the Note Register, a notice (a "Change of Control Purchase Notice") stating:

                    (1) that a Change of Control has occurred and that the Holder has the right to require the Company to repurchase such Holder's Notes at the Change of Control Purchase Price subject to the conditions contained herein;

                    (2) that unless Notes representing at least 50% of the aggregate principal amount of the Outstanding Notes are tendered, the Company shall not redeem any Notes pursuant to this Section;

                    (3) the purchase date (the "Change of Control Purchase Date") which shall be no earlier than 30 days nor later than 50 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations; and

                    (4) the instructions a Holder must follow in order to have its Notes purchased in accordance with paragraph (c) of this Section.

                    (c) Holders electing to have Notes purchased will be required to give notice of such election to the Company at the address specified in the Change of Control Purchase Notice at least five Business Days prior to the Change of Control Purchase Date. Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes as to which its election is to be withdrawn and a statement that such Holder is withdrawing its election to have such Notes purchased.


                                   INDENTURE SIGNATURE PAGE

                    IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

          KASH N' KARRY FOOD STORES, INC.


                     By:
          Attest:
          Name:
          Title:




          By
          Name:
          Title:


          SHAWMUT BANK CONNECTICUT, N.A.

          By:
          Name:
          Title:



          By:
          Name:
          Title:


                    TERMS OF SUBORDINATED DEBT

                    Payment of the principal of and premium, if any, and interest on and any other amounts payable with respect to any Subordinated Debt or on account of the purchase or other acquisition of such Subordinated Debt shall be (to the extent set forth below) subordinate and subject in right of payment to the prior payment in full, in cash or Cash Equivalents, of all principal or, premium, if any, and interest on, and any other amounts due on or in respect of all New Notes (including interest on unpaid principal and interest at the rate provided in the respective instruments creating the New Notes accruing on or after the filing of any petition in bankruptcy or reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding) (the "Senior Debt").

          1.In the event of (a) any insolvency, bankruptcy or similar case or proceeding relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, or (c) any assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any of the indebtedness of the Company, the holders of New Notes shall be entitled to receive payment in full, in cash or Cash Equivalents, of all the Senior Debt before the holders of such Subordinated Debt are entitled to receive any direct or indirect payment or distribution (in cash, property or securities or by set-off or otherwise) of any assets of the Company of any kind or character on account of principal of, premium, if any, or interest on or any other amounts payable with respect to such Subordinated Debt (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to such Subordinated Debt, to the payment of all amounts due on or in respect of New Notes at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment (collectively, "Permitted Junior Securities").

          2.Unless paragraph 1 is applicable, upon the occurrence of any default in the payment of any principal of (or premium, if any) or interest on any New Note when due (each a "Payment Default"), no direct or indirect payment or distribution (in cash, property or securities or by set-off or otherwise) of any assets of the Company of any kind or character shall be made by the Company on account of principal of, premium, if any, or interest on or any other amounts payable with respect to such Subordinated Debt or on account of the purchase or other acquisition of such Subordinated Debt unless and until such Payment Default shall have been cured or waived in writing or shall have ceased to exist or all of the New Notes shall have been discharged.

          3.Unless either paragraph 1 or paragraph 2 is applicable, upon the occurrence of any event the occurrence of which entitles the Holders of the requisite aggregate principal amount of the Outstanding Notes as set forth in Section 502 (the "Requisite Holders") to accelerate the maturity of any New Note (each a "Non-payment Event of Default"), no direct or indirect payment or distribution (in cash, property or securities or by set-off or otherwise) of any assets of the Company of any kind or character shall be made by the Company on account of any principal of, premium, if any, or interest on or any other amounts payable with respect to such Subordinated Debt or on account of the purchase or other acquisition of such Subordinated Debt for a period (the "Payment Blockage Period") commencing on the date written notice of such default shall have been given to the Company by the Requisite Holders unless and until (i) more than 179 days shall have elapsed since receipt of such written notice by the Company, (ii) such Non-payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or all of the New Notes shall have been discharged or (iii) such Payment Blockage Period shall have been terminated by written notice to the Company from the Requisite Holders; provided, that, subject to the following sentence, the commencement of a Payment Blockage Period hereunder shall not bar the commencement of another Payment Blockage Period by the Requisite Holders due to another Non-payment Event of Default. Notwithstanding anything herein to the contrary, in no event will any one or more consecutive Payment Blockage Periods extend beyond 179 days from a date on which any payment with respect to the Subordinated Debt was due.

          4.Any payment or distribution, whether in cash, securities or other property (other than Permitted Junior Securities), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of such Subordinated Debt shall be paid or delivered directly to the holders of New Notes in accordance with the priorities then existing among such holders until all the Senior Debt shall have been paid in full. If any payment or distribution of any character or any security, whether in cash, securities or other property (other than Permitted Junior Securities), shall be received by any holder of such Subordinated Debt in contravention of any of the terms hereof and before all the Senior Debt shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the New Notes at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full.



                    Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of

          Trust Indenture Act Section                     Indenture Section


          310(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . .608
             (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . .608
             (a)(3). . . . . . . . . . . . . . . . . . . . Not Applicable
             (a)(4). . . . . . . . . . . . . . . . . . . . Not Applicable
             (a)(5). . . . . . . . . . . . . . . . . . . . . . . . . .608
             (b) . . . . . . . . . . . . . . . . . . . . . . . . 608, 609
             (c) . . . . . . . . . . . . . . . . . . . . . Not Applicable
          311(a) . . . . . . . . . . . . . . . . . . . . . . . . . . .612
             (b) . . . . . . . . . . . . . . . . . . . . . . . . . . .612
             (c) . . . . . . . . . . . . . . . . . . . . . Not Applicable
          312(a) . . . . . . . . . . . . . . . . . . . . . . . 701, 702(a)
             (b) . . . . . . . . . . . . . . . . . . . . . . .  . . 702(b)
             (c) . . . . . . . . . . . . . . . . . . . . . . . .  . 702(c)
          313(a) . . . . . . . . . . . . . . . . . . . . . . . . .  703(a)
             (b)(1). . . . . . . . . . . . . . . . . . . . Not Applicable
             (b)(2). . . . . . . . . . . . . . . . . . . . . . . .  703(b)
             (c) . . . . . . . . . . . . . . . . . . . . .  703(a), 703(b)
             (d) . . . . . . . . . . . . . . . . . . . . . . . . .  703(c)
          314(a) . . . . . . . . . . . . . . . . . . . . . . . . . . .704
             (b) . . . . . . . . . . . . . . . . . . . . . Not Applicable
             (c)(1). . . . . . . . . . . . . . . . . . . . . . . . . .102
             (c)(2). . . . . . . . . . . . . . . . . . . . . . . . . .102
             (c)(3). .   . . . . . . . . . . . . . . . . . Not Applicable
             (d) . . . . . . . . . . . . . . . . . . . . . Not Applicable
             (e) . . . . . . . . . . . . . . . . . . . . . . . . . . .102
             (f) . . . . . . . . . . . . . . . . . . . . . Not Applicable
          315(a) . . . . . . .  . . . . . . . . . . . . . . . . . . 601(a)
             (b) . . . . . . . .  . . . . . . . . . . . . . . .602, 703(a)
             (c) . . . . . . . . . . . . . . . . . . . . . . . . .  601(b)
             (d) . . . . . . . . . . . . . . . . . . . . . . . . .  601(c)
             (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . 514
          316(a)(last sentence). . . . . . . .  . . . . . . . . . . . .101
             (a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . 512
             (a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . 513
             (a)(2). . . . . . . . . . . . . . . . .  . . . Not Applicable
             (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . 508
             (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . 512
          317(a)(1). . . . . . . . . . . . . . . . . . . .  . . . . . .503
             (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . 504
             (b) . . . . . . . . . . . . . . . . . . . . . . . . . .  1003
          318(a) . . . . . . . . . . . . . . . . . . . . . . . . . . .107


          Note:This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                       PAGE


                                  ARTICLE ONE

          DEFINITIONS AND OTHER PROVISIONS  OF GENERAL APPLICATION

          Section 101.   Definitions. . . . . . . . . . . . . . . .  2
          Section 102.   Compliance Certificates and Opinions . . . 19
          Section 103.   Form of Documents Delivered to Trustee . . 20
          Section 104.   Acts of Holders. . . . . . . . . . . . . . 21
          Section 105.   Notices, Etc., to Trustee and the Company. 22
          Section 106.   Notice to Holders; Waiver. . . . . . . . . 23
          Section 107.   Conflict with Trust Indenture Act. . . . . 23
          Section 108.   Effect of Headings and Table of Contents . 24
          Section 109.   Successors and Assigns . . . . . . . . . . 24
          Section 110.   Separability Clause. . . . . . . . . . . . 24
          Section 111.   Benefits of Indenture. . . . . . . . . . . 24
          Section 112.   Governing Law. . . . . . . . . . . . . . . 24
          Section 113.   Legal Holidays . . . . . . . . . . . . . . 24
          Section 114. Incorporators, Stockholders, Officers and Directors of the Company Exempt from
                         Individual Liability . . . . . . . . . . . 25
          Section 115.   Counterparts . . . . . . . . . . . . . . . 26

                                    ARTICLE TWO

                                   FORMS OF NOTES

          Section 201.   Forms Generally. . . . . . . . . . . . . . 26
          Section 202.   Form of Face of Note . . . . . . . . . . . 26
          Section 203.   Form of Reverse of Note. . . . . . . . . . 29
          Section 204.   Form of Trustee's Certificate of
                         Authentication . . . . . . . . . . . . . . 33
          Section 205.   Form of Assignment . . . . . . . . . . . . 33
          Section 206.   Form of Option of Holder to Elect Redemption 34

                                    ARTICLE THREE

                                      THE NOTES

          Section 301.   Title and Terms. . . . . . . . . . . . . . . . 34
          Section 302.   Denominations. . . . . . . . . . . . . . . . . 36
          Section 303.   Execution, Authentication, Delivery and
                         Dating . . . . . . . . . . . . . . . . . . . . 36
          Section 304.   Temporary Notes. . . . . . . . . . . . . . . . 37
          Section 305.   Registration, Registration of Transfer and
                         Exchange . . . . . . . . . . . . . . . . . . . 38
          Section 306.   Mutilated, Destroyed, Lost and Stolen Notes . .39
          Section 307.   Payment of Interest; Interest Rights Preserved 40
          Section 308.   Persons Deemed Owners. . . . . . . . . . . . . 42
          Section 309.   Cancellation . . . . . . . . . . . . . . . . . 42
          Section 310.   Computation of Interest. . . . . . . . . . . . 43
          Section 311.   CUSIP Numbers. . . . . . . . . . . . . . . . . 43

                                      ARTICLE FOUR

                                SATISFACTION AND DISCHARGE

          Section 401.   Satisfaction, Discharge of the Indenture and
                         Defeasance of the Notes. . . . . . . . . . . 43
          Section 402.   Termination of Obligations upon Cancellation
                         of the Notes. .. . . . . . . . . . . . . . . 45
          Section 403.   Survival of Certain Obligations. . . . . . . 46
          Section 404.   Acknowledgement of Discharge by Trustee. . . 46
          Section 405.   Application of Trust Money . . . . . . . . . 46
          Section 406.   Repayment to the Company . . . . . . . . . . 47
          Section 407.   Reinstatement. . . . . . . . . . . . . . . . 47
          Section 408.   Indemnity. . . . . . . . . . . . . . . . . . 47

                                       ARTICLE FIVE

                                         REMEDIES

          Section 501.   Events of Default. . . . . . . . . . . . . 48
          Section 502.   Acceleration of Maturity Date; Rescission and
                         Annulment. . . . . . . . . . . . . . . . . 50
          Section 503.   Collection of Indebtedness and Suits for
                         Enforcement by Trustee . . . . . . . . . . 52
          Section 504.   Trustee May File Proofs of Claim . . . . . 53
          Section 505.   Trustee May Enforce Claims Without Possession
                         of Notes. .. . . . . . . . . . . . . . . . 54
          Section 506.   Application of Money Collected . . . . . . 54
          Section 507.   Limitation on Suits. . . . . . . . . . . . 55
          Section 508.   Unconditional Right of Holders to Receive
                         Principal, Premium and Interest. . . . . . 56
          Section 509.   Restoration of Rights and Remedies . . . . 56
          Section 510.   Rights and Remedies Cumulative . . . . . . 56
          Section 511.   Delay or Omission Not Waiver . . . . . . . 57
          Section 512.   Control by Holders . . . . . . . . . . . . 57
          Section 513.   Waiver of Past Default.. . . . . . . . . . 57
          Section 514.   Undertaking for Costs. . . . . . . . . . . 58
          Section 515.   Waiver of Stay or Extension Laws . . . . . 58

          ARTICLE SIX

                                    THE TRUSTEE

          Section 601.   Certain Duties and Responsibilities. . . . 59
          Section 602.   Notice of Defaults . . . . . . . . . . . . 60
          Section 603.   Certain Rights of Trustee. . . . . . . . . 61
          Section 604.   Not Responsible for Recitals or Issuance of
                         Notes . . . . . . . . . . .  . . . . . . . 62
          Section 605.   May Hold Notes . . . . . . . . . . . . . . 62
          Section 606.   Money Held in Trust. . . . . . . . . . . . 63
          Section 607.   Compensation and Reimbursement . . . . . . 63
          Section 608.   Corporate Trustee Required; Eligibility. . 64
          Section 609.   Resignation and Removal; Appointment of
                         Successor. . . . . . . . . . . . . . . . . 65
          Section 610.   Acceptance of Appointment by Successor . . 66
          Section 611.   Merger, Conversion, Consolidation or
                         Succession to Business . . . . . . . . . . 67
          Section 612.   Preferential Collection of Claims Against
                         Company . . . . . . . . . . . . . . . . .  67
          Section 613.   Appointment of Authenticating Agent. . . . 67
          Section 614.   Paying Agent . . . . . . . . . . . . . . . 68

                                    ARTICLE SEVEN

                  HOLDERS' LISTS AND REPORTS  BY TRUSTEE AND COMPANY

          Section 701.   Company to Furnish Trustee Names and
                         Addresses of Holders . . . . .  . . . . . 69
          Section 702.   Preservation of Information; Communications
                         to Holders. . . . . . . . . . . . . . . . 70
          Section 703.   Reports by Trustee . .. . . . . . . . . . 71
          Section 704.   Reports by Company . . . . . . . . . . .  73
          Section 705.   Certain Obligations of the Trustee . . .  75

                                   ARTICLE EIGHT

                    CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

          Section 801.   The Company May Consolidate, etc., Only on
                         Certain Terms. . . . . . . . . . . . . ..       75
          Section 802.   Successor Substituted for the Company. .  . . . 77

                                   ARTICLE NINE

                                SUPPLEMENTAL INDENTURES

          Section 901.   Supplemental Indentures Without Consent of
                         Holders. . . . . . . . . . . . . . . . . . . .77
          Section 902.   Amendments, Supplemental Indentures and
                         Waivers with Consent of Holders. . . . . . . .78
          Section 903.   Execution of Amendment or Supplemental
                         Indentures. . .  . . . . . . . . . . . . . . .79
          Section 904.   Effect of Amendment or Supplemental
                         Indentures . . . . . . . . . . . .  . . . . . 80
          Section 905.   Conformity with Trust Indenture Act. . . . . .80
          Section 906.   Reference in Notes to Amendments or Supplemental
                         Indentures . .  . . . . . . . . . . . . . . . 80

                                     ARTICLE TEN

                                       COVENANTS

          Section 1001.  Payment of Principal, Premium and Interest . .80
          Section 1002.  Maintenance of Office or Agency. . . . . . . .81
          Section 1003.  Money for Note Payments to Be Held in Trust . 81
          Section 1004.  Statements of Officers of the Company as to De-
                         fault; Notice of Default . . . . . . . . . . .83
          Section 1005.  Existence. . . . . . . . . . . . . . . . . . .84
          Section 1006.  Maintenance of Properties; Insurance . . . .  84
          Section 1007.  Payment of Taxes and Other Claims. . . . . . .85
          Section 1008.  Further Instruments and Acts . . . . . . . . .85
          Section 1009.  Limitation on Indebtedness . . . . . . . . . .85
          Section 1010.  Limitation on Restricted Payments. . . . . . .86
          Section 1011.  Limitation on Dividends and Other Payment
                         Restrictions Affecting Subsidiaries. . . . .  88
          Section 1012.  Limitation on Transactions with Affiliates . .88
          Section 1013.  Disposition of Proceeds of Asset Sale. . . . .89
          Section 1014.  Guarantees of Indebtedness . . . . . . . . . .91
          Section 1015.  Limitation on Certain Liens. . . . . . . . .  92
          Section 1016.  Investments. . . . . . . . . . . . . . . . . .93
          Section 1017.  Conduct of Business. . . . . . . . . . . . . .93
          Section 1018.  Limitations on Subordinated Debt . . . . . . .93

                                 ARTICLE ELEVEN

                               REDEMPTION OF NOTES

          Section 1101.  Right of Redemption. . . . . . . . . . . . .  94
          Section 1102.  Applicability of Article . . . . . . . . . . .94
          Section 1103.  Election to Redeem; Notice to Trustee. . . .  94
          Section 1104.  Selection by Trustee of Notes to Be Redeemed .94
          Section 1105.  Notice of Redemption.. . . . . . . . . . . .  95
          Section 1106.  Deposit of Redemption Price. . . . . . . . .  96
          Section 1107.  Notes Payable on Redemption Date . . . . . .  96
          Section 1108.  Notes Redeemed in Part . . . . . . . . . . .  97
          Section 1109.  Offer to Purchase Upon a Change in Control .  97


          EXHIBIT A





                                    INDENTURE




          KASH N' KARRY FOOD STORES, INC., Issuer


                                      AND


          SHAWMUT BANK CONNECTICUT, N.A., Trustee











          11.5% Senior Fixed Rate Notes due 2003









                         Dated as of December 29, 1994